UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 22, 2025

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	1-38962	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 N. Vel R. Phillips Avenue, Milwaukee, Wisconsin 53203

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FI	The New York Stock Exchange
1.125% Senior Notes due 2027	FI27	The New York Stock Exchange
1.625% Senior Notes due 2030	FI30	The New York Stock Exchange
2.250% Senior Notes due 2025	FI25	The New York Stock Exchange
3.000% Senior Notes due 2031	FI31	The New York Stock Exchange
4.500% Senior Notes due 2031	FI31A	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2025, the Board of Directors (the “Board”) of Fiserv, Inc. (the “Company”) appointed Michael P. Lyons to serve as the Company’s President and CEO-Elect, effective as of January 27, 2025, and the Company’s Chief Executive Officer and a member of the Board, effective upon the earlier of: (i) confirmation of Frank J. Bisignano, the Company’s Chairman, President and Chief Executive Officer, as Commissioner of Social Security by the U.S. Senate and (ii) June 30, 2025, at which time Mr. Lyons will cease serving as the Company’s President (the “CEO Transition Date”). In connection with such appointment, on January 22, 2025, Mr. Bisignano informed the Company that he will resign as the Company’s President, effective as of January 27, 2025. Mr. Bisignano will continue in his positions with the Company as Chairman and Chief Executive Officer until the CEO Transition Date.

Mr. Lyons, age 54, has served as President of The PNC Financial Services Group, Inc. (“PNC”) and its wholly owned subsidiary, PNC Bank, National Association, since February 2024. Prior to that role, he served as Executive Vice President and Head of Corporate and Institutional Banking at PNC from 2011 to February 2024. Prior to joining PNC, from 2010 until 2011, Mr. Lyons served as Head of Corporate Development and Strategic Planning for Bank of America.

In connection with Mr. Lyons’ appointment, Mr. Lyons and the Company executed an offer letter on January 22, 2025 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Lyons is entitled to receive: (i) an annual base salary of $1,300,000, which may be increased by the Board but not decreased; (ii) a target annual cash incentive compensation opportunity of 200% of his then-current base salary; (iii) an annual equity incentive compensation opportunity for 2025 to be granted as time-vesting restricted stock units (“RSUs”) with a grant date value of $6,440,000, which will vest 33% on the first three anniversaries of the grant date, and performance share units (“PSUs”) with a grant date value of $9,660,000, which will cliff vest after three years based upon certification of achievement of the PSU performance goals and contain substantially the same terms as the PSU awards granted to the other members of the Company’s management committee; (iv) beginning in 2026, equity awards as determined by the Board or the talent and compensation committee of the Board; (v) relocation assistance; (vi) perquisites, fringe and other benefits as are provided to senior executives of the Company; and (vii) reasonable use of the Company’s aircraft for personal travel, use of a Company-provided car and driver and Company-provided security.

In addition, in consideration of unvested equity awards and cash incentives from PNC that he will forfeit upon joining the Company, pursuant to the Offer Letter, Mr. Lyons will receive the following replacement awards: (i) a cash payment of $11,665,108.57, which payment is intended to replace $7,465,108.57 of unvested equity awards scheduled to vest within the next month and $4,200,000.00, which is the cash portion of his 2024 annual incentive compensation expected to be provided had he remained employed by PNC; and (ii) a replacement equity award comprised of: (a) 14,833.14 time-vesting RSUs, of which 9,725.06 will vest on December 31, 2025 and 5,108.08 will vest on December 31, 2026 (the “Replacement RSUs”); and (b) 114,987.71 PSUs, of which 20,780.33 will vest subject to the achievement of the Company’s 2023-2025 performance goals and 94,207.38 will vest subject to the achievement of the Company’s 2024-2026 performance goals (the “Replacement PSUs”).

The Company has the right to terminate Mr. Lyons’s employment at any time. Pursuant to the Company’s Executive Severance and Change of Control Policy (the “Executive Severance Policy”), as modified by the Offer Letter, if the Company terminates Mr. Lyons’s employment without Cause (as defined in the Offer Letter) or if Mr. Lyons terminates his employment for Good Reason (as defined in the Offer Letter), then, provided he executes a release of claims, he is entitled to receive: (i) a lump sum cash payment equal to two times the sum of his then current annual base salary and target annual cash incentive; (ii) a lump sum cash payment equal to a prorated portion (based on the length of his employment during the year of termination) of any annual cash incentive compensation earned for the year of termination based on the level of achievement of the performance goals; (iii) 24 months of COBRA continuation coverage at the Company’s expense; (iv) immediate vesting of the Replacement RSUs and continued vesting of any other RSUs outstanding as of the termination date for 12 months following termination, with any such other RSUs that will not vest during that period forfeited as of the termination date; (v) immediate vesting of the Replacement PSUs at the target level of performance and, with respect to any other PSUs outstanding as of the termination date, receipt of a prorated portion (based on the length of his employment during the performance period) of the shares due under such other PSUs based on the actual level of achievement of the performance goals, as determined at the end of the relevant performance period. If an Eligible Termination (as defined in the Executive Severance Policy and modified by the Offer Letter) occurs during the two years following a Change of Control (as defined in the Executive Severance Policy), then Mr. Lyons is entitled to receive the same benefits described above except the severance multiple in clause (i) above will be 2.99 and all then-outstanding equity awards will become vested in full as of the date of such termination, which, with respect to then-outstanding PSUs, will be at the higher of the target level or actual achievement, treating the date of termination as if it were the end of the applicable performance period.

This description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 22, 2025, the Board determined to separate the roles of Chairman and Chief Executive Officer and appointed Doyle R. Simons, the Company’s lead independent director, as non-executive Chairman of the Board, effective in each case as of the CEO Transition Date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter, dated January 22, 2025, between Fiserv, Inc. and Michael P. Lyons.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	This exhibit is a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: January 23, 2025	By:	/s/ Robert W. Hau
Robert W. Hau
Chief Financial Officer